Clarkston State Bank Names Senior Vice President for Commercial Lending;
Clarkston Financial Corporation Announces Chief Credit Officer

CLARKSTON, Mich., Sept. 13 /PRNewswire-FirstCall/ — Clarkston State Bank, the wholly owned subsidiary of Clarkston Financial Corporation(OTC Bulletin Board: CKSB), today announced that Donald M. Bolton had joined the organization as Senior Vice President for Commercial Lending and Cynthia A. Fraga has been appointed as Clarkston Financial Corporation’s Chief Credit Officer.

Clarkston Financial Corporation is the holding company for Clarkston State Bank and Huron Valley State Bank. Clarkston State Bank opened in January 1999 and operates five branches and one loan center in Clarkston, Waterford, and Independence Township. Huron Valley State Bank opened in August 2005. Clarkston Financial Corporation owns 55% of the 820,000 common shares outstanding, with Milford-area investors owning the balance.

Mr. Bolton brings more than 22 years of banking experience and nearly two decades of commercial lending expertise to the new post. He most recently served as Vice President Commercial Banking for Independent Bank — East Michigan. Prior to that position, he was First Vice President and Market Manager for Business Banking at LaSalle Bank, Troy, Michigan; and was Vice President Business Banking Manager at Huntington National Bank, Troy, Michigan. He has also held commercial-lending positions at both TCF Bank in Troy, and State Bank of Fenton. His banking career started at Community National Bank in Pontiac.

In announcing the appointment, Dawn M. Horner, Clarkston State Bank President, said, “Don Bolton is a highly respected member of the banking community, with superb credentials and invaluable hands-on commercial-lending experience. He’s a very welcome addition to our team and we expect him to be a positive leader to our lending team.”

Mrs. Fraga joined Clarkston State Bank in 2005 from Republic Bancorp, where she was Manager of the Commercial Credit Department. She has more than 20 years of banking experience with an emphasis on small business and commercial lending and credit administration. Prior to Republic Bancorp she spent nearly 15 years at Citizens Banking Corporation, holding positions as senior credit analyst, vice president/commercial loan officer, and vice president of Citizens’ business loan center. She started her banking career at Manufacturer’s Bank (Comerica) in retail banking and credit areas. Mrs. Fraga holds a M.B.A. degree from Central Michigan University and an undergraduate degree in economics from the University of Michigan.

J. Grant Smith, President and Chief Operating Officer of Clarkston Financial Corporation, commented that, “Mrs. Fraga will now move from the Bank to the Holding Company and provide oversight for credit administration for both Clarkston State Bank and Huron Valley State Bank. She has done a wonderful job enhancing our lending operation at Clarkston State Bank. We will now take advantage of her strong skill set to provide credit administration and executive leadership to our lending disciplines within both of our subsidiary banks.”

Mrs. Horner added: “I want to personally thank Cynthia for all of her hard work and dedication while she was at Clarkston State Bank. We have significantly enhanced our credit administration under her leadership.”

Safe Harbor. This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

SOURCE Clarkston Financial Corporation
          09/13/2006
CONTACT:     J. Grant Smith,
          President & COO of Clarkston Financial Corporation, +1-248-922-6945;
          or
          Mike Marcotte of Marcotte Financial Relations, +1-248-656-3873,
          for Clarkston Financial Corporation/
          /First Call Analyst:/
          /FCMN Contact:/
          (CKSB)